                                                                [EXECUTION COPY]

                AMENDED AND RESTATED PARTNERSHIP PLEDGE AGREEMENT
                -------------------------------------------------

         THIS AMENDED AND RESTATED PARTNERSHIP PLEDGE AGREEMENT (this "Partnership Pledge Agreement"), dated as of June 30, 1999, is made by FMXI, Inc., a Delaware corporation (a "Grantor" or "FMXI") and Foamex International Inc., a Delaware corporation (a "Grantor" or "FII"; and, if together with FMXI, the "Grantors") in favor of Citicorp USA, Inc., as FII Intercreditor Collateral Agent (together with any successor(s) thereto in such capacity, the "Collateral Agent") for each of the Secured Parties (as defined below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Credit Agreement, dated as of June 12, 1997, as amended and restated as of February 27, 1998, as further amended and restated as of June 29, 1999 (as amended, supplemented, amended and restated or modified from time to time, the "Credit Agreement"), among Foamex L.P., a Delaware limited partnership ("Partnership" or the "Borrower"), FMXI, Inc., certain institutions party thereto from time to time as lenders (the "Lenders"), certain institutions party thereto from time to time as issuing banks (the "Issuing Banks"), Citicorp USA, Inc., as collateral agent for the Lenders and the Issuing Banks, and The Bank of Nova Scotia, as Funding Agent for the Lenders and the Issuing Banks (together with the collateral agent therein, the "Administrative Agents"), the Lenders and the Issuing Banks have extended Loans and Commitments to make Credit Extensions to the Borrower;

         WHEREAS, FII has heretofore entered into a guaranty, dated as of February 27, 1998 (the "FII Guaranty"), pursuant to which it has guaranteed certain obligations of New GFI;

         WHEREAS, the Collateral Agent has heretofore entered into the FII Intercreditor Agreement, dated as of February 27, 1998 (as amended, supplemented,  amended  and  restated or  modified  from time to time,  the "FII
Intercreditor Agreement"), pursuant to which it has agreed to act as a collateral agent (the "FII Intercreditor Collateral Agent") with respect to, among other things, the Collateral;

         WHEREAS, the Grantors have heretofore executed, in favor of the Collateral Agent, that certain Partnership Pledge Agreement, dated as of February 27, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Existing Pledge Agreement").

         WHEREAS, the Grantors and the Collateral Agent have agreed to hereby amend and restate the Existing Pledge Agreement.

         WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Partnership Pledge Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, each Grantor agrees, for the benefit of each Secured Party, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Partnership Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Administrative Agents" is defined in the first recital.

         "Collateral" is defined in Section 2.1.

         "Collateral Agent" is defined in the preamble.

         "Commodity   Account"  means  an  account  maintained  by  a  Commodity
Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

         "Commodity Contract" means a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and as is carried on the books of a Commodity Intermediary for a Commodity Customer.

         "Commodity Customer" means a person for whom a Commodity Intermediary carries a Commodity Contract on its books.

         "Commodity Intermediary" means (a) a person who is registered as a futures commission merchant under the federal commodities laws or (b) a person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

         "Credit Agreement" is defined in the first recital.

         "Credit Extensions" means the Loans and Letters of Credit.

         "Entitlement Holder" means a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-

501(b)(2) or (3) of the U.C.C., such person is the Entitlement Holder.

         "FII" is defined in the preamble.

         "FII Guaranty" is defined in the second recital.

         "FII Intercreditor Agreement" is defined in the third recital.

         "FII Intercreditor Collateral Agent" is defined in the third recital.

         "Financial Asset" means (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the U.C.C. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

         "FMXI" is defined in the preamble.

         "Grantor" and "Grantors" are defined in the preamble.

         "Investment Property" means all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of the Grantor.

         "Issuing Banks" is defined in the first recital.

         "Lenders" is defined in the first recital.

         "New GFI Intercreditor Collateral Agent" means the collateral agent appointed pursuant to the New GFI Intercreditor Agreement, dated as of February 27, 1998.

         "Partnership" is defined in the first recital.

         "Partnership Pledge Agreement" is defined in the preamble.

         "Secured Obligations" is defined in Section 2.2.

         "Secured Parties" means, collectively, (i) the Lenders, the Issuing Banks, the Administrative Agents, the Collateral Agent, the Funding Agent and any Lender in its capacity as a counterparty to a Hedging Obligation, (ii) the New GFI Intercreditor Collateral Agent, (iii) the FII Intercreditor Collateral Agent and (iv) each holder of a Guaranteed Obligation (as defined in the FII Guaranty).

         "Securities" means any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c) (i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the U.C.C.

         "Securities Account" means an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

         "Securities Intermediary" means (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

         "Security Entitlements" means the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York.

         SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Partnership Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Partnership Pledge Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II

                                SECURITY INTEREST

         SECTION 2.1. Grant of Security. As collateral security for the payment and performance of the Secured Obligations, each Grantor hereby grants, pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Collateral Agent for its benefit and the ratable benefit of each of the other Secured Parties a continuing security interest in all right, title and interest of such Grantor, whether now existing or hereafter arising or acquired, in, to and under the Partnership Agreement, including, without limitation, such Grantor's rights, now existing or hereafter arising or acquired, to receive from time to time its share of profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from the Partnership (including, without limitation, specific properties of the Partnership upon dissolution and otherwise), in respect of any and all of the following (the "Collateral"):

                  (a) all general or limited partnership interests now owned or hereafter acquired by such Grantor in the Partnership as a result of exchange offers, direct investments or contributions or otherwise;

                  (b) such Grantor's accounts, general intangibles and other rights to payment or reimbursement, now existing or hereafter arising or acquired, from its ownership of an interest in the Partnership;

                 (c) all Investment Property now owned or hereafter acquired by any Grantor relating to its ownership interest in the Partnership; and

                  (d) the proceeds of and from any and all of the foregoing.

         SECTION 2.2. Security for Obligations. This Partnership Pledge Agreement secures the payment of (i) all obligations of each Grantor now or hereafter existing under the Credit Agreement, the Partnership Guaranty, the Foamex International Guaranty and each other Loan Document to which such Grantor is or may become a party, (ii) all Obligations of the Borrower now or hereafter existing under the Credit Agreement and each other Loan Document to which the Borrower is or may become a party, (iii) all other obligations of each other Obligor now or hereinafter existing under each Loan Document to which such other Obligor is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise and (iv) all obligations of FII under the FII Guaranty (all such Obligations of such Grantor, FII and all such obligations the Borrower and such other Obligor being the "Secured Obligations").

         SECTION 2.3. Continuing Security Interest; Transfer of Notes. This Partnership Pledge Agreement shall create a continuing security interest in the Collateral and shall

                  (a) remain in full force and effect until payment in full of all Secured Obligations;

                  (b) be binding upon each Grantor, their respective successors, transferees and assigns, and

                  (c) inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties.

Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer (in whole or in part) any Secured Obligation held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Secured Party under any Secured Obligation (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer. Upon the payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit, the termination of all Commitments and the termination of the FII Guaranty, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the respective Grantor. Upon any such termination, the Collateral Agent will, at each Grantor's sole expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. Upon any sale or other transfer of Collateral permitted by the terms of the Credit Agreement, the security interest created hereunder in such Collateral (but not in the proceeds thereof) shall be deemed to be automatically released and the Collateral Agent will, at each Grantor's sole expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

         SECTION 2.4. Each Grantor Remains Liable. Anything herein to the contrary notwithstanding

                  (a) each Grantor shall remain liable under the Partnership Agreement to the extent set forth therein and shall perform all of its duties and obligations under the Partnership Agreement to the same extent as if this Partnership Pledge Agreement had not been executed;

                  (b) the exercise by any Secured Party of any of its rights hereunder shall not release any Grantor from any of its respective duties or obligations under the Partnership Agreement; and

                  (c) the Secured Parties shall not have any obligation or liability under the Partnership Agreement by reason of this Partnership Pledge Agreement, nor shall the Secured Parties be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 2.5. Security Interest Absolute. All rights of the Secured Parties and the security interests granted to the Secured Parties hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of

                  (a) any lack of validity or enforceability of any Loan Document or the FII Guaranty;

                  (b)  the failure of any Secured Party

                           (i) to assert any claim or demand or to  enforce  any
                  right or remedy against the Partnership, any other Obligor or any other Person under the provisions of any Loan Document, the FII Guaranty or otherwise, or

                           (ii) to  exercise  any  right or remedy  against  any
                  other guarantor of, or collateral securing, any of the Secured Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligations;

                  (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations;

                  (e)  any   amendment   to,   rescission,   waiver,   or  other
         modification of, or any consent to departure from, any of the terms of any Loan Document or the FII Guaranty;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

                  (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Partnership, any other Obligor, any surety or any guarantor.

         SECTION 2.6. Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights which it may acquire by way of subrogation under this Partnership Pledge Agreement, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments and the FII Guaranty. Any amount paid to each Grantor on account of any such subrogation rights prior to the payment in full of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments and the FII Guaranty shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Collateral Agent and credited and applied against the Obligations of the Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

                  (a) any Grantor has made payment to the Secured Parties of all or any part of the Obligations of the Borrower or any other Obligor, and

                  (b) all Obligations of the Borrower and each other Obligor have been paid in full, all Letters of Credit have expired or been terminated and all Commitments and the FII Guaranty have been terminated, each Secured Party agrees that, at such Grantor's request, the Secured Parties will execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Secured Obligations resulting from such payment by such Grantor. In furtherance of the foregoing, for so long as any Secured Obligations, Letters of Credit, Commitments or the FII Guaranty remain outstanding, each Grantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Partnership Pledge Agreement to any Secured Party.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties. Each Grantor represents and warrants to each Secured Party as set forth in this Article.

         SECTION 3.1.1. Filing. No presently effective Uniform Commercial Code financing statement (other than any which may have been filed for the benefit of the Secured Parties) covering any of the Collateral is on file in any public office.

         SECTION 3.1.2. Ownership of Collateral. Such Grantor is and will be the lawful owner of all Collateral owned by such Grantor, free and clear of all Liens and claims whatsoever, other than the security interest hereunder, and has full power and authority to execute this Partnership Pledge Agreement and perform such Grantor's obligations hereunder, and to subject the Collateral to the security interest hereunder.

         SECTION 3.1.3. Validity, etc. Such Grantor has furnished to the Secured Parties a true and correct copy of the Partnership Agreement and all amendments thereto, which Partnership Agreement, as so amended, constitutes the valid, binding and enforceable obligations of such Grantor, sets forth the entire agreement of the parties thereto with respect to the subject matter thereof, has not been further amended or modified and remains in full force and effect.

         SECTION 3.1.4. Partnership Interests, Profits. The character (general and/or limited partner) of such Grantor's interest in the Partnership, and such Grantor's percentage interest in the Partnership's profits (with profit interests as a general and as a limited partner separately stated) are as set forth in Schedule I hereto (with such changes thereto as are expressly permitted by the Credit Agreement or as otherwise consented to in writing by the Collateral Agent). Except as expressly permitted by the Credit Agreement, no changes in any Grantor's percentage interest in the Partnership or the Partnership's profits shall be made without the prior written consent of the Collateral Agent.

         SECTION 3.1.5. Certificate. No interest of such Grantor in the Partnership is represented by a certificate of interest or similar instrument, except such certificates or instruments, if any, as have been delivered to the Collateral Agent and are held in its possession (and such Grantor covenants and agrees that any such certificates or instruments hereafter received by such Grantor with respect to any of the Collateral will be promptly delivered to the Collateral Agent).

         SECTION 3.1.6. Performance of Obligations. Such Grantor has substantially performed all of its respective obligations to date under the Partnership Agreement and has not received notice of the failure of any other party thereto to perform substantially its obligations thereunder.

         SECTION 3.1.7. Location, Records, etc. The place(s) of business and chief executive office of such Grantor and the office(s) where such Grantor keeps its records concerning the Collateral are located at the addresses specified in Schedule II hereto. Such Grantor has no trade name nor has such Grantor been known by any legal name different from the one set forth on the signature page hereto.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.1. Certain Covenants. Each Grantor covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid, such Grantor will, unless the Requisite Lenders shall otherwise consent in writing, perform the obligations set forth in this Section.

         SECTION  4.1.1.  Maintenance  of Records.  Subject to the provisions of
Section  4.1.2  hereof,  such  Grantor  will keep,  at its address  indicated on
Schedule II hereto, all its records concerning the Collateral, which records will be of such character as will enable the Collateral Agent or its designees to determine at any time the status thereof.

         SECTION 4.1.2. Notice of Change of Address, etc. Such Grantor will furnish notice in writing to the Collateral Agent, as soon as practicable and in any event within five days after the occurrence and during the continuance from time to time of any change in the address of such Grantor's location (as described on Schedule II hereto) or in the name of such Grantor.

         SECTION 4.1.3. Information. Such Grantor will furnish the Collateral Agent such information concerning the Collateral as the Collateral Agent may from time to time reasonably request, and permit the Collateral Agent and its designees from time to time to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Grantor which pertain to the Collateral, and, upon request of the Collateral Agent (which may be made only on and after the occurrence of an Event of Default), deliver to the Collateral Agent all of such original records and papers.

         SECTION 4.1.4. Amendment of Partnership Agreement. Such Grantor will provide the Collateral Agent, not less than ten days prior to entering into the same, a copy of any amendment or supplement to, or modification or waiver of, any term or provision of the Partnership Agreement, provided that none of the Grantors will enter into any such amendment, supplement or modification, or execute any such waiver, except as permitted by the terms of the Credit Agreement.

         SECTION 4.1.5. Notice of Litigation. Such Grantor will notify the Collateral Agent of the institution of any litigation or governmental proceeding against or affecting any of the Collateral, to the extent and as soon as practicable after such Grantor shall have knowledge thereof.

         SECTION 4.1.6. Withdrawal from Partnership. Such Grantor will not, without the express written consent of the Collateral Agent and the Lenders, actively cause itself to withdraw as a general partner or limited partner, as the case may be, of the Partnership.

         SECTION 4.1.7. Notice of Dissolution. Such Grantor will notify the Collateral Agent in writing promptly upon learning of the occurrence of any event which is reasonably likely to cause termination and/or dissolution of The Partnership.

         SECTION 4.1.8.  Liens.  No Grantor shall

                  (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral; or

                  (b) create or suffer to exist any Lien upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for the security interest created by this Partnership Pledge Agreement and as permitted by the Credit Agreement or the FII Guaranty.

         SECTION 4.1.9. Further Assurances, etc. Such Grantor agrees that, from time to time at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will

                  (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent hereby; and

                  (b) furnish to the Collateral Agent, from time to time at the Collateral Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, such Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law. A photographic or other reproduction of this Partnership Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         SECTION 4.1.10. Transfer of Interests. Such Grantor agrees that it will not transfer, sell or otherwise dispose of an interest in the Partnership if (i) a Change of Control would occur as a result of such transfer, sale or other disposition or (ii) an Event of Default shall have occurred and be continuing at the time of the consummation of such transfer, sale or other disposition or an Event of Default would be caused thereby. Such Grantor shall cause each transferee of such Grantor of an interest in the Partnership to agree in writing in form and substance satisfactory to the Collateral Agent that (i) such transferee will not further transfer, sell or otherwise dispose of such an interest if such transfer, sale, or other disposition would cause an Event of Default under the Credit Agreement, (ii) such transferee shall cause each of its subsequent transferees to agree in writing to comply with the obligation set forth in the preceding clause (i) and (iii) such transferee shall become a party hereto by executing and delivering to the Collateral Agent a counterpart of this Partnership Pledge Agreement.

                                    ARTICLE V

                              THE COLLATERAL AGENT

         SECTION 5.1. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, if an Event of Default shall have occurred and be continuing, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Partnership Pledge Agreement, including, without limitation:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

                  (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Parties with respect to any of the Collateral; and

                  (d) to perform the affirmative obligations of such Grantor hereunder.

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, after the occurrence of an Event of Default the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.2.

         SECTION 5.3. Collateral Agent Has No Duty. In addition to, and not in limitation of, Section 2.4, the powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                   ARTICLE VI

                                    REMEDIES

         SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing the Collateral Agent may exercise from time to time any rights and remedies available to it under applicable law. Without limiting the foregoing, upon the occurrence and continuance of an Event of Default, the Collateral Agent may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (x) sell any or all of the Collateral, free of all rights and claims of each Grantor therein and thereto at any public or private sale or broker's board, and (y) bid for and purchase any or all of the Collateral at any such public or private sale or broker's board. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten days (or such longer period required by law) before such disposition. Each Grantor agrees that in any sale of the Collateral after an

Event of Default (where such Collateral may be deemed to constitute a security), the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser by any Regulatory Authority, and each Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner. Any proceeds of any disposition of any of the Collateral shall be applied, by the Collateral Agent, first, in accordance with Section 3.02(b)(iii) of the Credit Agreement, and second, without duplication, after payment in full in cash or cash equivalents of all Secured Obligations under the Credit Agreement and each other Loan Document, to the FII Intercreditor Collateral Agent for payment to the holders of all other Secured Obligations, pro rata.

         SECTION 6.2.  Indemnity and Expenses.

                  (a) Each Grantor jointly and severally agrees to indemnify the Collateral Agent and each Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Partnership Pledge Agreement (including, without limitation, enforcement of this Partnership Pledge Agreement), except claims, losses or liabilities resulting from the Collateral Agent's or such Secured Party's gross negligence or willful misconduct.

                  (b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with

                           (i) the  administration  of this  Partnership  Pledge
                  Agreement,

                           (ii) the custody,  preservation, use or operation of,
                  or the sale of, collection from, or other realization upon, any of the Collateral,

                           (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or

                           (iv) the failure by any of the Grantors to perform or
                  observe any of the provisions hereof.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. Loan Document. This Partnership Pledge Agreement is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 7.2. Amendments; etc. No amendment to or waiver of any provision of this Partnership Pledge Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, with the consent of the Requisite Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.3. Notices. All notices and other communications provided for hereunder shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each Grantor shall be the address specified on the signature page of such Grantor hereto, or at such other address as may be designated by such Grantor in a written notice to the Collateral Agent.

         SECTION  7.4.   Section   Captions.   Section  captions  used  in  this
Partnership Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Partnership Pledge Agreement.

         SECTION 7.5. Severability. Wherever possible each provision of this Partnership Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Partnership Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Partnership Pledge Agreement.

         SECTION 7.6.  Certain Consents and Waivers of the Grantors.

         SECTION 7.6.1. Personal Jurisdiction. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH THIS PARTNERSHIP PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH SUCH GRANTOR IS A PARTY, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND SUCH GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.

EACH GRANTOR IRREVOCABLY DESIGNATES AND APPOINTS CORPORATION SERVICE COMPANY, 15 COLUMBUS CIRCLE, NEW YORK, NEW YORK 10023, AS ITS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR
PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH GRANTOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         EACH GRANTOR AGREES THAT THE COLLATERAL AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH GRANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENTS, THE LENDERS AND THE ISSUING BANKS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENTS, ANY LENDER OR ANY ISSUING BANK. EACH GRANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

         SECTION 7.6.2. Service of Process. EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR SUCH GRANTOR'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. EACH GRANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY
OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS PARTNERSHIP PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENTS, THE LENDERS AND ISSUING BANKS TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 7.7. Governing Law, Entire Agreement, etc. THIS PARTNERSHIP PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OF COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PARTNERSHIP PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO OTHER THAN THE PARTNERSHIP PLEDGE AGREEMENT (AS DEFINED IN THE EXISTING CREDIT AGREEMENT). THE INTENT OF THE PARTIES IS TO AMEND AND RESTATE THE OBLIGATIONS OF

THE GRANTORS THEREUNDER AND NOT TO AFFECT THE LIENS GRANTED THEREBY INCLUDING, WITHOUT LIMITATION, THE PRIORITY OR PERFECTION THEREOF.

         SECTION 7.8. Waiver of Jury Trial. THE COLLATERAL AGENT AND EACH GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTNERSHIP PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR
WRITTEN) OR ACTIONS OF THE COLLATERAL AGENT OR SUCH GRANTOR. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE LOAN DOCUMENTS TO WHICH THEY ARE A PARTY.

         SECTION 7.9. Conflicts. In the event of any conflict between the terms of this Partnership Pledge Agreement and the FII Intercreditor Agreement, the terms of the FII Intercreditor Agreement shall govern.

         IN WITNESS WHEREOF, each Grantor has caused this Partnership Pledge Agreement to be duly executed and delivered by its respective authorized officer thereunto duly authorized as of the date first above written.

                                   FMXI, Inc.

                                   Foamex International Inc.


                                   By /s/ George L. Karpinski
                                      ----------------------------------
                                     Name: George L. Karpinski
                                     Title: Vice President
                                     1000 Columbia Avenue
                                     Linwood, Pennsylvania  19061
                                     Attn:  Kenneth R. Fuette
                                     Telecopier:  610-859-3085

                                   Amended and Restated Partnership
                                   Pledge Agreement

                                   CITICORP USA, INC., as
                                     Collateral Agent

                                   By  /s/ Shapleigh Smith
                                      ----------------------------------
                                     Name: Shapleigh Smith

                                                                      SCHEDULE I

Grantor                     Grantor's Interest in the Partnership
-------                     -------------------------------------
                                Percentage        Type
                                ----------        ----
FMXI                                 2%           General Partner
FII                                 98%           Limited Partner


                                                                     SCHEDULE II



                                    Address of Chief                      Address of
                                  Executive Office and                location of records
Grantor's Name                    Place(s) of Business               concerning Collateral
--------------                    --------------------               ---------------------

FMXI, Inc.                        1000 Columbia Avenue               1000 Columbia Avenue
                                  Linwood, Pennsylvania 19061        Linwood, Pennsylvania 19061

Foamex International, Inc.        1000 Columbia Avenue               1000 Columbia Avenue
                                  Linwood, Pennsylvania 19061        Linwood, Pennsylvania 19061